UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A
(Amendment No. 2)

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  December 9, 2014

Commission file number 0-21513

DXP Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Texas	76-0509661
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7272 Pinemont, Houston, Texas 77040	(713) 996-4700
(Address of principal executive offices)	Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

As previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission on December 9, 2013 (the “Initial Form 8-K”), on December 9, 2013, DXP Enterprises, Inc. ("DXP") entered into a Purchase Agreement (the “Purchase Agreement”) with B27, LLC (“B27”) pursuant to which DXP agreed to acquire all of the equity securities and units of B27. The total transaction consideration is approximately $285 million, excluding approximately $1.3 million in transaction costs. The pending acquisition of B27, LLC was announced on December 9, 2013.

This Amendment No. 2 to the Initial Form 8-K amends Item 1.01 of the Initial Form 8-K announcing consummation of the transaction.

ITEM 1.01  ENTRY INTO A MATERIAL DEFINATIVE AGREEMENT

On January 2, 2014, DXP Enterprises, Inc. (“DXP”), issued a press release announcing the closing of its previously announced Purchase Agreement with B27, LLC (“B27”) pursuant to which DXP agreed to acquire all of the equity securities and units of B27.

In connection with the closing of this acquisition, on January 2, 2014, DXP entered into an Amended and Restated Credit Agreement with Wells Fargo Bank, National Association, as Issuing Lender, and Administrative Agent for other lenders (the “New Facility”), amending the Company’s existing credit facility initially entered into on July 11, 2012 and amended on December 31, 2012.

The New Facility provides a $250 million term loan (previously $137.5 million at December 31, 2012) and a $350 million revolving line of credit facility to the Company (previously $262.5 million at December 31, 2012). The New Facility provides the option of interest at LIBOR (or CDOR for Canadian dollar loans) plus an applicable margin ranging from 1.25% to 2.50% or prime (or Canadian prime for Canadian dollar loans) plus an applicable margin from 0.25% to 1.50% where the applicable margin is determined by the Company’s leverage ratio as defined by the New Facility as of the last day of the fiscal quarter most recently ended prior to the date of borrowing. Commitment fees of 0.20% to 0.45% per annum will be payable on the portion of the New Facility capacity not in use at any given time on the line of credit.

The Company incurred approximately $2.0 million in debt issuance costs related to the New Facility. The New Facility will expire five years after the closing date of the New Facility.  The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Amended and Restated Credit Agreement, which is filed as Exhibit 10.2 to this Report and incorporated herein by reference.

DXP acquired all of the outstanding equity securities and units of B27 by way of a Securities Purchase Agreement  The total transaction value is approximately $285 million, including approximately $1.3 million in transaction costs.  The purchase price was financed with borrowings under DXP’s new $600 million credit facility and approximately $3.0 million of DXP common stock.

ITEM 2.01  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

ITEM 7.01  REGULATION FD DISCLOSURE

The following information is furnished pursuant to Regulation FD.

On January 2, 2014, DXP Enterprises, Inc., issued a press release announcing the closing of the Purchase Agreement between DXP and B27, a copy of which is furnished as Exhibit 99.1 hereto, which is incorporated herein by reference.  Such exhibit (i) is furnished pursuant to Item 7.01 of Form 8-K, (ii) is not to be considered “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (iii) shall not be incorporated by reference into any previous or future filings made by or to be made by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

ITEM 8.01  OTHER EVENTS

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 8.01.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d)   Exhibits.

The following exhibits are included herein:

10.1
Purchase Agreement, dated as of December 9, 2013, whereby DXP Enterprises, Inc. agreed to acquire all of the equity securities and units of B27, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8K filed with the Commission on December 9, 2013).

10.2
Amended and Restated Credit Agreement by and among DXP Enterprises, Borrower, and Wells Fargo Bank, National Association, as Issuing Lender, and Administrative Agent for other lenders, dated as of January 2, 2014.

99.1	Press Release dated January 2, 2014 announcing the closing of the previously announced Purchase Agreement with B27.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DXP ENTERPRISES, INC.
(Registrant)

By:  /s/Mac McConnell
           Mac McConnell
           Senior Vice President/Finance and Chief Financial Officer

Dated: January 2, 2014